Exhibit 5.1

LAW OFFICES

Silver, Freedman, Taff & Tiernan llp

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K STREET, N.W., SUITE 100

WASHINGTON, D.C. 20007

PHONE: (202) 295-4500

FAX: (202) 337-5502 or (202) 337-5503

WWW.SFTTLAW.COM

May 2, 2018

Board of Directors
BayCom Corp

500 Ygnacio Valley Road, Suite 200

Walnut Creek, CA 94596

Ladies and Gentlemen:

We are acting as special counsel to BayCom Corp, a California corporation (the “Company”), in connection with its registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to $60,113,630 in shares of common stock, no par value, of the Company (the “Common Stock”). The Common Stock is to be sold pursuant to an underwriting agreement to be entered into by and among the Company and the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement and the Underwriting Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the articles of incorporation and bylaws of the Company, resolutions of the board of directors of the Company and a specimen stock certificate of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In rendering the opinion set forth below, we have also assumed that the Common Stock will be duly authenticated by the transfer agent and registrar for the Common Stock and that the certificates, if any, evidencing the Common Stock to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.

This opinion letter is limited to the General Corporation Law of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Board of Directors

May 2, 2018

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Common Stock pursuant to the terms of the Underwriting Agreement, (iv) receipt by the Company of the consideration for the Common Stock specified in the Underwriting Agreement and resolutions of the Company’s board of directors and the Pricing Committee of the Company’s board of directors, the Common Stock will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement. In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Common Stock.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Silver, Freedman, Taff & Tiernan LLP